

<ARTICLE> 9
<LEGEND> This schedule contains summary financial information extracted from
Form 8-K and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               SEP-30-1997
<CASH>                                          14,109
<INT-BEARING-DEPOSITS>                           4,621
<FED-FUNDS-SOLD>                                10,066
<TRADING-ASSETS>                                 5,770
<INVESTMENTS-HELD-FOR-SALE>                     31,986
<INVESTMENTS-CARRYING>                             672
<INVESTMENTS-MARKET>                               681
<LOANS>                                        154,057
<ALLOWANCE>                                      2,751
<TOTAL-ASSETS>                                 238,658
<DEPOSITS>                                     148,924
<SHORT-TERM>                                    33,842
<LIABILITIES-OTHER>                             13,133
<LONG-TERM>                                     22,141<F1>
<COMMON>                                             0
<PREFERRED-MANDATORY>                              190
<PREFERRED>                                         12
<OTHER-SE>                                      20,416
<TOTAL-LIABILITIES-AND-EQUITY>                 238,658<F2>
<INTEREST-LOAN>                                 10,730
<INTEREST-INVEST>                                1,466
<INTEREST-OTHER>                                   858
<INTEREST-TOTAL>                                13,054
<INTEREST-DEPOSIT>                               3,742
<INTEREST-EXPENSE>                               6,188
<INTEREST-INCOME-NET>                            6,866
<LOAN-LOSSES>                                    1,136
<SECURITIES-GAINS>                                 123<F3>
<EXPENSE-OTHER>                                  7,689
<INCOME-PRETAX>                                  4,188
<INCOME-PRE-EXTRAORDINARY>                       2,882
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     2,882
<EPS-PRIMARY>                                     2.46<F4>
<EPS-DILUTED>                                     2.42
<YIELD-ACTUAL>                                    4.47
<LOANS-NON>                                          0<F5>
<LOANS-PAST>                                         0<F5>
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 2,817
<CHARGE-OFFS>                                    1,568
<RECOVERIES>                                       367
<ALLOWANCE-CLOSE>                                2,751
<ALLOWANCE-DOMESTIC>                                 0<F5>
<ALLOWANCE-FOREIGN>                                  0<F5>
<ALLOWANCE-UNALLOCATED>                              0<F5>

<F1> Guaranteed preferred beneficial interest in the Corporation's junior subordinated debt of $1,003 million is included in Long-term debt for September 30, 1998.

<F2> Treasury stock of $1,909 million is included as a reduction of stockholders' equity for September 30, 1998.

<F3> Investment securities gains do not include the Corporation's equity securities gains, which totaled $189 million for the nine months ended September 30, 1998.

<F4> Primary earnings per share represent Basic earnings per share.

<F5> For purposes of this filing, the Corporation has not disclosed this information. These items will be disclosed on an annual basis in the Corporation's Form 10-K.

